Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2021 and Declaration of Distributions of Common Stock for the Months Ending January 31, February 28, and March 31, 2022.

GREENWICH, CT – 10/26/2021 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (Nasdaq: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2021.

●	As of September 30, 2021, net asset value (“NAV”) per share was $5.03, compared with the NAV per share of $4.91 at the prior quarter end.

o	For the quarter ended September 30, 2021, we recorded GAAP net investment income of approximately $4.0 million, or $0.08 per share.

o	We recorded net unrealized appreciation of approximately $5.6 million and net realized gains on investments of approximately $1.7 million for the quarter ended September 30, 2021, compared to net unrealized appreciation of approximately $2.5 million and net realized gains on investments of approximately $1.2 million for the quarter ended June 30, 2021.

o	In total, we had a net increase in net assets from operations of approximately $11.3 million, or $0.23 per share, for the quarter ended September 30, 2021, compared with a net increase in net assets from operations of approximately $6.5 million, or $0.13 per share, for the quarter ended June 30, 2021.

●	Total investment income for the quarter ended September 30, 2021 amounted to approximately $9.8 million, compared with approximately $7.8 million for the quarter ended June 30, 2021. For the quarter ended September 30, 2021, the components of investment income were as follows:

●	$4.5 million from our debt investments

●	$5.1 million from our CLO equity investments

●	$200,000 from other income

●	Our total expenses for the quarter ended September 30, 2021 were approximately $5.8 million, compared with total expenses of approximately $5.1 million for the second quarter of 2021.

●	During the third quarter of 2021, we made investments of approximately $23.1 million, received $5.7 million from repayments and amortization payments on our debt investments, and recorded no proceeds from sales of investments.

●	As of September 30, 2021, the following metrics applied (note that none of these values represents a total return to shareholders):

o	The weighted average yield of our debt investments was 7.5% at current cost, compared with 7.6% as of June 30, 2021.
o	The weighted average effective yield of our CLO equity investments at current cost was 9.1%, compared with 10.4% as of June 30, 2021.
o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 19.6%, compared with 18.8% as of June 30, 2021.

●	Our weighted average credit rating was 2.0 based on total fair value and 2.3 based on total principal amount as of September 30, 2021, compared to 2.1 based on total fair value and 2.3 based on total principal amount as of June 30, 2021.

●	As of September 30, 2021, we had three debt investments on non-accrual status, with a combined fair value of $3.7 million. Also, as of September 30, 2021, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had a fair value of approximately $74,000.

●	On October 22, 2021, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 31, 2022	January 17, 2022	January 31, 2022	$0.035
February 28, 2022	February 14, 2022	February 28, 2022	$0.035
March 31, 2022	March 17, 2022	March 31, 2022	$0.035

We will hold a conference call to discuss third quarter results today, Tuesday, October 26th, 2021 at 9:00 AM ET. The toll-free dial-in number is 1-844-200-6205, access code number 468257. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 106418.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $494,745,225 and $407,547,351, respectively)	$421,013,356	$294,674,000
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	73,571	—
Cash equivalents	19,541,086	59,137,284
Interest and distributions receivable	3,278,404	2,299,259
Securities sold not settled	—	950,000
Other assets	788,168	597,238
Total assets	$444,694,585	$357,657,781
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $812,204 and $1,055,065, respectively	$63,558,021	$63,315,160
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $1,068,693 and $1,243,082, respectively	43,722,057	43,547,668
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,636,484 and $0, respectively	77,863,516	—
Securities purchased not settled	6,489,812	23,156,556
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,774,727	1,159,703
Accrued interest payable	1,216,109	478,191
Accrued expenses	425,627	573,977
Total liabilities	195,049,869	132,231,255
COMMITMENTS AND CONTINGENCIES (Note 13)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,655,275 and 49,589,607 shares issued and outstanding, respectively	496,552	495,895
Capital in excess of par value	452,938,551	452,650,210
Total distributable earnings/(accumulated losses)	(203,790,387)	(227,719,579)
Total net assets	249,644,716	225,426,526
Total liabilities and net assets	$444,694,585	$357,657,781
Net asset value per common share	$5.03	$4.55

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$4,527,514	$4,492,647	$12,351,940	$15,020,284
Income from securitization vehicles and investments	5,071,854	3,568,516	13,849,299	11,545,539
Other income	198,263	163,976	798,088	738,625
Total investment income from non-affiliated/non-control investments	9,797,631	8,225,139	26,999,327	27,304,448
Total investment income	9,797,631	8,225,139	26,999,327	27,304,448
EXPENSES
Interest expense	3,090,535	1,908,206	7,405,358	5,988,116
Base Fee	1,774,728	1,123,450	4,598,462	3,365,332
Professional fees	349,626	321,059	1,604,845	1,228,794
Compensation expense	185,855	185,659	551,452	554,288
General and administrative	414,919	416,486	1,258,609	1,195,166
Total expenses before incentive fees	5,815,663	3,954,860	15,418,726	12,331,696
Net Investment Income Incentive Fees	—	—	—	—
Total expenses	5,815,663	3,954,860	15,418,726	12,331,696
Net investment income	3,981,968	4,270,279	11,580,601	14,972,752
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	5,558,192	21,580,813	39,141,482	(42,698,711)
Affiliated investments	73,571	(634,089)	73,571	(2,816,790)
Total net change in unrealized appreciation/(depreciation) on investments	5,631,763	20,946,724	39,215,053	(45,515,501)
Net realized gains/(losses):
Non-affiliated/non-control investments	1,651,408	(4,368,235)	(11,239,243)	(7,405,716)
Extinguishment of debt	—	—	—	(5,211)
Total net realized gains/(losses)	1,651,408	(4,368,235)	(11,239,243)	(7,410,927)
Net increase/(decrease) in net assets resulting from operations	$11,265,139	$20,848,768	$39,556,411	$(37,953,676)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.08	$0.09	$0.23	$0.30
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.23	$0.42	$0.80	$(0.77)
Weighted average shares of common stock outstanding (Basic and Diluted):	49,634,535	49,589,607	49,610,734	49,439,478
Distributions per share	$0.105	$0.105	$0.315	$0.507

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Per Share Data
Net asset value at beginning of period	$4.91	$3.54	$4.55	$5.12
Net investment income(1)	0.08	0.09	0.23	0.30
Net realized and unrealized (losses)/gains(2)	0.15	0.33	0.57	(1.06)
Net (decrease)/increase in net asset value from operations	0.23	0.42	0.80	(0.76)
Distributions per share from net investment income	(0.09)	(0.09)	(0.26)	(0.42)
Tax return of capital distributions(3)	(0.02)	(0.02)	(0.06)	(0.09)
Total distributions	(0.11)	(0.11)	(0.32)	(0.51)
Effect of shares issued/repurchased, gross	—	—	—	—
Net asset value at end of period	$5.03	$3.85	$5.03	$3.85
Per share market value at beginning of period	$4.91	$2.80	$3.05	$5.44
Per share market value at end of period	$4.05	$2.47	$4.05	$2.47
Total return based on Market Value(4)	(15.52)%	(8.22)%	42.66%	(46.71)%
Total return based on Net Asset Value(5)	4.58%	11.72%	17.42%	(14.90)%
Shares outstanding at end of period	49,655,275	49,589,607	49,655,275	49,589,607

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$249,645	$190,968	$249,645	$190,968
Average net assets (000’s)	$246,554	$183,148	$241,062	$186,744
Ratio of expenses to average net assets(6)	9.44%	8.64%	8.53%	8.80%
Ratio of net investment income to average net assets(6)	6.46%	9.33%	6.41%	10.69%
Portfolio turnover rate(7)	1.39%	3.22%	8.20%	15.71%
__________

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.

(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Ratio of expenses to average net assets:
Operating expenses before incentive fees	9.44%	8.64%	8.53%	8.80%
Net investment income incentive fees	—%	—%	—%	—%
Ratio of expenses, excluding interest expense to average net assets	4.42%	4.47%	4.43%	4.53%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280